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                                                                    EXHIBIT-99.1





                          INDEPENDENT AUDITORS' REPORT





The Board of Directors
Conseco Finance Corp.
Saint Paul, Minnesota:

We have audited the consolidated statements of operations, shareholder's equity and cash flows of Conseco Finance Corp. (formerly Green Tree Financial Corporation) and subsidiaries for the year ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Conseco Finance Corp. and subsidiaries for the year ended December 31, 1997 in conformity with generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," in 1997.


                                                  KPMG LLP


Minneapolis, Minnesota
January 27, 1998